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                                  EXHIBIT 23.2

                               CONSENT OF KPMG LLP








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            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------






The Board of Directors
Pulaski Financial Corp.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Pulaski Financial Corp. (the Company) of our report dated December 9, 2005, with respect to the consolidated balance sheets of the Company as of September 30, 2005 and 2004, and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2005, management's assessment of the effectiveness of internal control over financial reporting as of September 30, 2005 and the effectiveness of internal control over financial reporting as of September 30, 2005, which reports appear in the September 30, 2005, annual report on Form 10-K of the Company.


Our report dated December 9, 2005, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of September 30, 2005, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of September 30, 2005 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the Company had ineffective policies and procedures relating to the accounting for certain derivative financial instruments under Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (SFAS 133). Specifically, the Company's policies and procedures did not provide for sufficient testing and verification of the criteria for the "short-cut" method to ensure proper application of the provisions of SFAS 133 at inception for certain derivative financial instruments. This resulted in the restatement of the Company's consolidated financial statements for the first three quarters of 2005.

/s/ KPMG LLP


St. Louis, Missouri
July 18, 2006